SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                         May 7, 2001 (November 17, 2000)


                            Empire Energy Corporation
              ----------------------------------------------------
             (Exact Name of Registrant as specified in its charter)

             Utah                         1-10077                87-0401761
 ------------------------------   -----------------------   -------------------
(State  or  other  jurisdiction) (Commission  file number) (IRS Employer ID No.)

         7500 College Boulevard, Suite 1215, Overland Park, Kansas 66210
                     --------------------------------------       --------
                    (address of principal executive offices)     (zip code)

                                 (913) 469-5615
               --------------------------------------------------
              (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets
--------------------------------------------

     Beginning on November 17, 2000, Empire Energy Corporation ("Registrant") acquired working interests in a gas production property in Leon County, Texas, primarily from Trend Capital Corporation. The total consideration paid for these interests was 1,784,000 shares of newly issued Empire common stock at a fair value of $2,062,661 or $1.1562 per share based on the closing price on November 17, 2000.


     The property acquired consists cumulatively of 44.6% of the working interest in the 703.96 acre Bedsole Unit located in Leon County, Texas. One well has been drilled on this property, but the well has not yet been completed and there has been no gas production to date.


Item 7. Financial Statements and Exhibits.
------------------------------------------

(a) Financial Statements
------------------------

     Audited financial statements of the acquired property are not required as the property is presently under development and has no operating history. Therefore, it does not meet the Securities and Exchange Commissions definition of a business.


(b) Pro forma Financial Statements
----------------------------------

     Pro forma balance sheet information of Registrant and the acquired property is not required, however is included here for informational purposes. Pro forma statements of operations are not included because the property has no operating history and until the initial well is complete, is under development and not subject to amortization.

(c) Exhibits
------------

Unaudited pro forma consolidated condensed financial statement.


Assignment of working interest agreements previously provided.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned duly authorized officer.

                                 Empire Energy Corporation
                                (Registrant)

Dated: May 7, 2001               By:  /s/  Norman L. Peterson
                                   ---------------------------------------------
                                           Norman L. Peterson
                                           Chairman, Chief Executive Officer

EMPIRE ENERGY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


The unaudited pro forma consolidated condensed balance sheet has been prepared utilizing the historical financial statements of Empire. The unaudited pro forma consolidated condensed balance sheet should be read in conjunction with the historical financial statements of Empire. The acquired property has no prior operating history and includes one well that has not yet been completed and no gas production has begun.

The unaudited pro forma consolidated condensed balance sheet as of September 30, 2000 gives effect to the acquisition of the property including the related pro forma adjustments described in the notes thereto. Unaudited pro forma consolidated condensed statements of operations for the year ended December 31, 1999 and the nine months ended September 30, 2000 are not included because the property has no prior production operations and until the initial well is complete, the property is under development and not subject to amortization. The unaudited pro forma consolidated condensed balance sheet as of September 30, 2000 gives effect to the acquisition as if it had occurred on September 30, 2000. The pro forma financial statements reflect the preliminary allocation of the purchase price. The purchase price for the acquired property will be finalized upon the completion of management's review and resolution of the purchase contingencies.

The unaudited pro forma consolidated condensed financial statements may not be indicative of the results that actually would have occurred if the acquisition had been effective on the date indicated or which may be obtained in the future.



EMPIRE ENERGY CORPORATION
  (A DEVELOPMENT STAGE COMPANY)
UNAUDITED PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
-----------------------------------------------------------------------------------

                                                                        Unaudited
                                           Historical                   Pro Forma
                         ASSETS           September 30,   Pro Forma   September 30,
                         ------              2000        Adjustments      2000
                                          -----------   -----------    -----------
CURRENT ASSETS
   Cash                                   $    46,368   $       --          46,368
   Accounts receivable, net                    40,500           --          40,500
   Inventories                                179,158           --         179,158

                                          -----------   -----------    -----------
TOTAL CURRENT ASSETS                          266,026           --         266,026

PROPERTY AND EQUIPMENT, NET                    65,443           --          65,443
OIL AND GAS PROPERTIES, NET                      --   (a)  2,062,661     2,062,661
OTHER ASSETS:
  Marketable securities                        59,291           --          59,291
  Receivables - related party                 109,595           --         109,595
                                          -----------    -----------   -----------
TOTAL ASSETS                              $   500,355    $ 2,062,661   $ 2,563,016
                                          ===========    ===========   ===========
                       LIABILITIES
                       -----------

CURRENT LIABILITIES
   Accounts payable and accrued
      expenses                            $       885    $      --             885
   Notes payable - related parties             22,500           --          22,500
   Convertible debentures                      20,000           --          20,000
                                          -----------   -----------    -----------
TOTAL CURRENT LIABILITIES                      43,385           --          43,385
                                          -----------   -----------    -----------
                  STOCKHOLDERS' EQUITY
                  --------------------

STOCKHOLDERS' EQUITY
   Common stock                                13,712  (a)     1,784        15,496
   Additional paid-in-capital              21,403,790  (a) 2,060,877    23,464,667
   Treasury stock                          (1,125,000)          --      (1,125,000)
   Accumulated other comprehensive loss       (21,906)          --         (21,906)
   Previous accumulated deficit            (1,867,999)          --      (1,867,999)
   Accumulated deficit                    (17,945,627)          --     (17,945,627)
                                          -----------    -----------   -----------
TOTAL STOCKHOLDERS' EQUITY                    456,970      2,062,661     2,519,631
                                          -----------    -----------   -----------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                   $   500,355    $ 2,062,661   $ 2,563,016
                                          ===========    ===========   ===========

See Notes

                                      F-2

EMPIRE ENERGY CORPORATION
NOTES TO UNAUDITED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS


Acquisition of Certain Gas Property

In November and December 2000, Empire Energy Corporation ("Empire") acquired approximately 44.6% of the working interest in a gas property of approximately 704 acres in Leon County, Texas, primarily from Trend Capital Corporation. The total consideration paid was 1,784,000 shares of Empire common stock with a market value of $2,062,661 based on a closing market price on November 17, 2000 of $1.1562 per share.


The property includes one well that is under development with completion expected during the first half of 2001. Future development of additional wells on the property will be evaluated in conjunction with the results of this first well.


The cost of this well will be included in the full cost amortization calculation upon the completion of the well and the beginning of production or the determination that the well is unsuccessful. The full cost amortization calculation will charge a proportionate amount of the cost of the well to operations based on the amount of gas produced compared to engineering estimates of the total amount of gas expected to be produced from the well.

The unaudited pro forma adjustments (a) record the issuance of 1,784,000 shares of common stock with a market value of $2,062,661 for the acquisition of the gas property.

                                      F-3